Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

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[ ] Soliciting Material under Rule 14a-12

Vanguard World Fund

(Name of Registrant as Specified in its Declaration of Trust)

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[X]No fee required.

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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An issue concerning your investment in the Vanguard Health Care Index Fund is up for a vote.

The shareholder meeting has been adjourned to January 6, 2026

Please vote your proxy now!

Dear valued shareholder,

We are reaching out to inform you that the Special Meeting of Shareholders for the Vanguard Health Care Index Fund has been adjourned to January 6, 2026, at 11 a.m. (ET) (the “Meeting”), as we continue to seek shareholder approval on this important proposal to change the diversification status of the fund.

Make your voice heard! Vote today so we can avoid further adjournment of the Meeting. If quorum cannot be reached, the fund will need to adjourn the Meeting further and send additional communications to shareholders to obtain the necessary votes to hold the Meeting, which will result in additional costs to the fund.

Join your fellow shareholders and vote now using any of the methods listed.

If you have questions or need assistance, call 1-855-202-9440 and a proxy specialist will be happy to assist you.

We appreciate your investment—and thank you for voting.

We offer four easy ways to vote

Go to www.proxyvote.com

Without a proxy card

Call 1-855-202-9440

(Weekdays 9am to 10pm ET)

With a proxy card

Access the automated system by

calling the number located

on your proxy card

Scan the QR code on the

enclosed proxy card

Mark, sign, and date the

enclosed proxy card and mail in

the envelope provided

Your unique control number can be found on the enclosed ballot in the box marked with an arrow.

VanguardfundsADJ2026

Vanguard Health Care Index Fund

Special Meeting of Shareholders Adjourned Until January 6, 2026

YOUR VOTE IS EXTREMELY IMPORTANT

NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE

CALL 1-800-690-6903 TO VOTE YOUR SHARES TODAY

Dear Shareholder:

On behalf of the Board of Trustees, I’m writing to make you aware that the Vanguard Health Care Index Fund has adjourned the Special Meeting of Shareholders (the “Meeting”) until January 6, 2026, at 11:00 a.m. Eastern Time. We understand that you may have made an election to minimize mailing for your account, but we made an exception because this fund proposal warrants your attention.

We have adjourned the Meeting because we have not received the required number of votes to approve the proposal to change the fund’s diversification status from diversified to non- diversified and eliminate the related fundamental investment policy. The fund will continue to incur additional solicitation costs until we receive enough votes.

The only way for the proposal to pass is for you to vote your shares. Without the passage of the proposal, the fund’s portfolio managers are not able to directly track the benchmark index, which has become increasingly concentrated in a smaller number of securities, and have had to use more expensive means, such as derivatives, to maintain exposure to securities in the index while also complying with the requirements of the Investment Company Act of 1940. Approving the removal of the restriction that comes from the fund’s current diversified status would allow the portfolio managers to more effectively track the index and stop incurring additional costs for the fund, and may result in better investment performance.

Please take a few minutes to vote online at www.proxyvote.com, by calling 1-800-690-6903, or by mail, following the instructions on your proxy card.

If you have already voted, thank you for your response. We appreciate your time and participation in this important process. If you have further questions, please call 1-800-690- 6903.

Sincerely,

Salim Ramji

Chief Executive Officer

November 6, 2025

P.O. Box 982901 El Paso, TX 79998-2901

Don’t miss out: Vote your shares for the Vanguard fund adjourned proxy meeting by January 6, 2026

Dear Vanguard Client,

This notice follows up on important information that you previously received regarding your investment in the Vanguard Health Care Index Fund.

Shareholders of this Vanguard fund, as of the record date of August 26, 2025, are being asked to vote on a proposal to change the diversification status for this Vanguard fund.

It is imperative that shareholders cast their vote prior to January 6th, 2026.

This letter is being sent to you because you are a shareholder of record of the Vanguard Health Care Index Fund, and we have not received your vote.

VOTE NOW BY CALLING  1-855-202-9440 OR FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD

Please call Broadridge Financial Solutions Inc., the proxy solicitor of the Vanguard funds, toll-free at the number listed above between 9:00 a.m. and 10:00 p.m., Eastern Time, Monday through Friday.

Prompt voting ensures that the fund receives enough votes to reach quorum, which is required to hold the virtual adjourned Special Meeting of Shareholders (the “Meeting”) on January 6, 2026. If quorum cannot be reached, the fund will have to adjourn the Meeting a second time and send additional communications to shareholders to try to get more votes—a process that would result in additional costs for the fund and thus the fund’s shareholders.

If you have any questions about the proxy or the Meeting, please call Broadridge Financial Solutions Inc. toll-free at 855-202-9440.

Thank you for voting.

Connect with Vanguard® > vanguard.com

Legal notices

For more information about Vanguard funds, visit vanguard.com to obtain a prospectus or, if available, a summary prospectus. Investment objectives, risks, charges, expenses, and other important information are contained in the prospectus; read and consider it carefully before investing.

All investing is subject to risk, including the possible loss of the money you invest.

© 2025 The Vanguard Group, Inc. All rights reserved. Vanguard Marketing Corporation, Distributor of the Vanguard Funds.	CTALTR 010626

P.O. Box 982901 El Paso, TX 79998-2901

[QR Code Prints Here]

Don’t miss out: Vote your shares for the Vanguard Health Care Index Fund proxy by January 6, 2026

Dear Vanguard Client,

This notice follows up on important information that you previously received regarding your investment in the Vanguard Health Care Index Fund.

Shareholders of these Vanguard funds as of the record date of August 26, 2025, are being asked to vote on a proposal to change the diversification status for this Vanguard fund.

It is imperative that shareholders cast their vote prior to January 6th,2026.

This letter is being sent to you because you are a shareholder of record of the applicable fund, and we have not received your vote.

VOTE NOW BY CALLING 1-855-202-9440 OR SCAN THE QR CODE ABOVE

Please call Broadridge Financial Solutions Inc., the proxy solicitor of the fund, toll-free at the number listed above between 9:00 a.m. and 10:00 p.m., Eastern Time, Monday through Friday.

Prompt voting ensures that the fund receives enough votes to reach quorum, which is required to hold the virtual Special Meeting of Shareholders (the “Meeting”) on January 6th, 2026. If quorum cannot be reached, the fund will have to adjourn the Meeting and send additional communications to shareholders to try to get more votes—a process that would result in additional costs for the fund and thus the fund’s shareholders.

If you have any questions about the proxy or the Meeting, please call Please call Broadridge Financial Solutions Inc. toll-free at 855-202-9440.

Thank you for voting.

Connect with Vanguard® > vanguard.com

Legal notices

For more information about Vanguard funds, visit vanguard.com to obtain a prospectus or, if available, a summary prospectus. Investment objectives, risks, charges, expenses, and other important information are contained in the prospectus; read and consider it carefully before investing.

All investing is subject to risk, including the possible loss of the money you invest.

© 2025 The Vanguard Group, Inc. All rights reserved. Vanguard Marketing Corporation, Distributor of the Vanguard Funds.	CTALTR 012025